Exhibit 3.2

BYLAWS

OF

MONARCH FINANCIAL HOLDINGS, INC.

(the “Corporation”)

(as of November 27, 2006)

ARTICLE I

Meetings of the Shareholders

Section 1.1. Annual Meetings. The annual meeting of the Shareholders for the election of a class of directors and for the transaction of such other business as may properly come before the annual meeting shall be held at such time on such business day as shall be designated in a writing given to the Secretary by the Chairman of the Board of Directors or the President or designated in a resolution of the Board of Directors.

Section 1.2. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called at any time by any three members of the Board of Directors on their motion or on the motion of the Chairman of the Board of Directors, or the President, and upon such call, the Board of Directors shall fix the date of such special meeting.

Section 1.3. Place of Meetings. The annual meeting and any special meeting of the Shareholders shall be held at such place, within or without the Commonwealth of Virginia, as shall be designated in a writing given to the Secretary by the Chairman of the Board of Directors or the President, or designated in a resolution of any three members of the Board of Directors calling for such meeting.

Section 1.4. Notice of Shareholder Meeting. Written notice stating the date, time and place of any annual or special Shareholders’ meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, except that notice of a Shareholders’ meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) a proposed sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s property otherwise than in the usual and regular course of business, or (iv) the dissolution of the Corporation, shall be given not less than 25 nor more than 60 days before the meeting date, either personally or by facsimile or by mail or private carrier, by or at the direction of the Chairman of the Board, the President, the Board of Directors, or other person(s) calling the meeting, to each Shareholder of record entitled to vote at such meeting and to any other Shareholder entitled by the Virginia Stock Corporation Act, as amended (the “Act”), or the Articles of Incorporation to receive notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation at the close of business on the record date established by resolution of the Board of Directors for such meeting pursuant to Section 1.5 of these Bylaws.

Section 1.5. Fixing the Record Date. For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the Shareholders for any other proper purpose, the Board of Directors by resolution shall fix in advance a date as the record date for any such determination of the Shareholders, such date in any case to be not more than seventy (70) calendar days prior to the date on which the particular action, requiring such determination of the Shareholders, is to be taken. If no record date is fixed for the determination of the Shareholders entitled to notice of or to vote at a meeting of Shareholders, or the Shareholders entitled to receive payment of a dividend, the close of business on the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the Shareholders of record. When a determination of the Shareholders entitled to vote at a meeting of the Shareholders has been made as provided herein, such determination shall apply to any adjournment of such meeting. Any determination of the Shareholders of record to be made for any purpose on a certain date shall be made as of the close of business on such date.

Section 1.6. Shareholder Lists. At least ten (10) calendar days before each meeting of the Shareholders, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the Shareholders entitled to vote at such meeting, with the address and number of shares held by each, which list shall be arranged by voting group, if any, and within each voting group by class or series, if any, of shares. Such Shareholder list shall be kept on file at the principal office of the Corporation or the office of the registrar and transfer agent of the Corporation for a period of ten (10) calendar days prior to such meeting, and shall be subject to inspection at any time during usual business hours by any person who (i) has been a Shareholder of record for at least six (6) months immediately preceding his demand or is the holder of record of at least five percent (5%) of all of the outstanding shares, (ii) makes a demand in good faith and for a proper purpose, (iii) describes with reasonable particularity his purpose and the Shareholder list he desires to inspect, and (iv) the Shareholder list is directly connected with his purpose. Such list shall also be produced and kept open at the time and place of such meeting of the Shareholders and shall be subject to inspection by any Shareholder during the whole time of such meeting for the purposes of such meeting.

Section 1.7. Shareholder Quorum and Voting Requirements.

(a) Quorum. Except as otherwise required by law, a majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum of such group of Shareholders at a meeting of the Shareholders. If less than a quorum be so represented at a meeting of the Shareholders, then a majority of the shares so represented may adjourn the meeting from time to time without further notice but may take no other action. At such adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting originally called. Once a share is represented for any purpose at a meeting of the Shareholders, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or shall be, set for that adjourned meeting.

Section 1.8. Proxies. At each meeting of the Shareholders, a Shareholder entitled to vote may vote in person or by proxy executed in writing by such Shareholder or his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from its date, unless otherwise expressly provided in the proxy.

Section 1.9. Voting of Shares. If a quorum is present at a meeting of the Shareholders, action on a matter other than election of directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a vote of a greater number is required by the Corporation’s Articles of Incorporation or law. If a quorum is present at a meeting of the Shareholders, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

The attendance at any meeting of the Shareholders by a Shareholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless such Shareholder shall in writing so notify the Secretary prior to the voting of the proxy. The holders of shares of common stock of the Corporation entitled to vote for the election of directors and for all other purposes shall have one vote for each share of common stock of the Corporation which they hold.

Voting on all matters shall be by voice vote or by a show of hands unless the holders of fifteen percent (15%) of the shares represented at a meeting shall, prior to the voting on any particular matter, demand a ballot vote on that particular matter.

Section 1.10. Presiding Officers. Meetings of the Shareholders shall be presided over by the Chairman of the Board of Directors unless he is absent or requests the President to preside, in which event the President shall preside. If neither the Chairman of the Board of Directors nor the President is present, a chairman chosen at the meeting shall preside. The Secretary or, in his absence, a person selected at the meeting, shall act as the secretary of the meeting.

Section 1.11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting (and without action by the Board of Directors) if one or more written consents, describing the action so taken, shall be signed by all of the Shareholders entitled to vote on the action and delivered to the secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the Corporation. A Shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. Action taken by unanimous written consent is effective as of the date specified therein provided the consent states the date of execution by each Shareholder. If the Act requires that notice of proposed action be given to non-voting Shareholders and the action is to be taken by unanimous consent of the voting Shareholders, the Corporation shall give the non-voting Shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required to be sent to non-voting Shareholders in a notice of meeting at which the proposed action would have been submitted to the Shareholders for action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 1.12. Notice of Shareholder Business and Nominations.

1.12.1 Annual Meetings of Shareholders.

1.12.1.1 Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

1.12.1.2 For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (c) of paragraph 1.12.1 of this By-Law, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Shareholder’s notice as described above. Such Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner.

1.12.1.3 Notwithstanding anything in the second sentence of paragraph 1.12.2 of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

1.12.2 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board of Directors, any such Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by paragraph 1.12.1.2 of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Shareholder’s notice as described above.

1.12.3 General. Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

1.12.3.1 For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

1.12.3.2 Notwithstanding the foregoing provisions of this By-Law, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE II

Board of Directors

Section 2.1. General Powers. The Board of Directors shall have responsibility for the management of the property, affairs and business of the Corporation, subject to any requirement of actions by the Shareholders made in the Articles of Incorporation of the Corporation or by law. In carrying out its responsibility, the Board of Directors shall elect such officers and appoint, or cause to be appointed, such other agents and shall delegate, or cause to be delegated, to them such authority and duties in the management of the Corporation as is provided in these Bylaws or as may be determined, from time to time, by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 2.2. Number of Directors. The number of directors shall be between eight (8) and thirteen (13). The actual number of directors may be increased or decreased from time to time within this range by the Board of Directors by resolution of the Board. Only the Shareholders may increase or decrease the range in the number of directors. No decrease in number shall have the effect of shortening the term of any incumbent director.

Section 2.3. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, its Chairman, the President or the Secretary. Any resignation shall become effective when the notice is delivered, unless the notice specifies a later effective date. The acceptance of such resignation shall not be necessary to make it effective, unless otherwise specified therein, in which event the resignation shall take effect upon its acceptance by the Board of Directors, unless the notice specifies a later effective date.

Section 2.4. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in number of directors, may be filled by the affirmative vote of a majority of the directors then in office even though the number of directors then in office, may be less than the minimum number of directors stated in the Articles of Incorporation and/or less than a quorum of the Board of Directors.

Section 2.5. Annual Meetings. An annual meeting of the Board of Directors shall be held immediately after the annual meeting of the Shareholders or, if not then held, within a reasonable time thereafter upon the call of the Chairman of the Board of Directors, the President or any three (3) directors.

Section 2.6. Regular Meetings. The Board of Directors may provide, by resolution, for the holding of regular meetings in addition to the annual meetings of the Board of Directors.

Section 2.7. Special Meetings. Special meetings of the Board of Directors shall be held upon the call of the Chairman of the Board of Directors, the President or any three (3) directors.

Section 2.8. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as designated by the person or persons calling the meeting and specified in the notice thereof, and at such time as the Board of Directors may provide by resolution or as may be designated in a duly executed notice or waiver of notice of such meeting.

Section 2.9. Notice of Meetings. Annual and regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least forty-eight (48) hours before the meeting, give notice thereof by any usual means of communication. Notices of special meetings shall specify the purpose or purposes for which the meeting is called.

Section 2.10. Quorum. A majority of the number of directors then in office immediately before a meeting begins shall constitute a quorum for the transaction of business at such meeting of the Board of Directors.

Section 2.11. Manner of Acting. Except as otherwise provided by law, the act of a majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.12. Actions Taken by Written Consent of the Directors. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if (i) all the directors take the action, (ii) each one signs either before or after the action taken a written consent describing the action taken, and (iii) the consents are filed with the records of the Corporation. Action taken by unanimous written consent is effective when the last director signs the consent, unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A signed consent has the effect of a meeting vote and may be described as such in any document.

Section 2.13. Participation in Meetings Through Use of Communication Devices. Any or all directors may participate in a regular or special meeting of the Board of Directors by, or conduct the meeting through, the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. A written record shall be made of any action taken at a meeting conducted by such means of communication.

Section 2.14. Age Policy for Directors. No person shall be eligible for election or re-election to the Board of Directors if such person would be seventy-five (75) years of age or older at the time of election or re-election.

ARTICLE III

Committees

Section 3.1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the directors then in office, may designate an Executive Committee which shall consist of not less than two directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Section 3.2. Audit Committee. The Board of Directors, by resolution adopted by a majority of the directors then in office, shall designate an Audit Committee to consist of at least two (2) non-employee directors designated in such resolution. The majority of the Board of Directors then in office shall have the power at any time, or from time to time, to change the membership of, and fill vacancies in, the Audit Committee. The Audit Committee shall recommend to the Board of Directors the engagement or discharge of independent auditors, review with the independent auditors the plan and results of the audit engagement, approve services performed for the Corporation by the independent auditors, review the degree of independence of the auditors, consider the range of audit and non-audit fees, review the results of the Corporation’s internal audit reports and perform such other tasks as may be specified in a resolution of the Board of Directors.

Section 3.3. Other Committees. The Board of Directors, by resolution adopted by a majority of the directors then in office, may designate such other committees with such authority as may be properly delegated to such committees and as may be specified in such resolution. The number of members of each committee shall be not less than two (2).

Section 3.4. Rules of Committee Procedure. All members of committees shall be members of the Board of Directors and shall serve on the committees at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors then in office (excluding the director upon whose removal the Board of Directors is voting), may remove a director from one or more committees.

Each committee shall have a chairman who may be designated by the Board of Directors or, if not so designated, who shall be selected from its membership by the members of the committee. Each committee shall have a secretary who shall be elected by the members of the committee and who may or may not be a member of the committee or a director. Except as provided in these Bylaws, the provisions of these Bylaws governing the procedures, meetings, action without meetings, notice and waiver of notice and quorum and voting requirements of the Board of Directors shall apply to committees and their members. To the extent not inconsistent with these Bylaws, each committee shall make its own rules of procedure.

ARTICLE IV

Officers

Section 4.1. Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and other officers as may be determined and elected, from time to time, by the Board of Directors. The same person may hold any two offices, except the offices of President and Secretary.

Section 4.2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a director and shall have the power and responsibility for carrying out the policies of the Board of Directors. The Chairman of the Board of Directors shall possess such other powers and perform such other duties as may be incident to the office of Chairman of the Board of Directors or prescribed by resolution of the Board of Directors.

Section 4.3. President. The President shall be subject to the direction of the Board of Directors, shall have general supervision over the business and affairs of the Corporation, and shall be the chief executive officer of the Corporation. The President shall possess such other powers and perform such other duties as may be incident to the office of President or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors.

Section 4.4. Vice Presidents. Each of the Vice Presidents shall possess such powers and perform such duties as may be incident to the office of Vice President or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors or the President.

Section 4.5. Secretary. The Secretary shall be ex officio secretary of the Board of Directors and of all other committees unless the Board of Directors or such committee shall designate some other person to act as its secretary. The Secretary shall keep the minutes of all meetings of the Shareholders, the Board of Directors and all committees of the Board of Directors if he is acting as secretary of the meeting and shall prepare and give, or cause to be prepared and given all notices of the Corporation. The Secretary shall have charge of the corporate seal, the stock certificate books, stock transfer books and such books, records and papers as the Board of

Directors by resolution may direct. The Secretary shall also possess such other powers and perform such other duties as may be incident to the office of Secretary or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, or any Vice President. The Assistant Secretaries, if any, shall possess such powers and perform such duties as may be incident to the office of Assistant Secretary or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, any Vice President or the Secretary.

Section 4.6. Treasurer. The Treasurer shall possess such powers and perform such duties as may be incident to the office of Treasurer or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, or any Vice President. The Assistant Treasurer, if any, shall possess such powers and perform such duties as may be incident to the office of Assistant Treasurer or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer.

Section 4.7. Other Officers. The other officers, if any, shall be elected by resolution of the Board of Directors, and shall possess such powers and perform such duties as may be prescribed by resolution of the Board of Directors or delegated to them by the Chairman of the Board of Directors, the President, any Vice President or such other officer whom they may be assisting.

ARTICLE V

Certificates of Stock

Section 5.1. Certificates for Shares. Certificates evidencing shares of stock of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by any other officer authorized by resolution of the Board of Directors, and may (but need not) have affixed thereto the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation or an employee of the Corporation. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares of stock represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. The Corporation permits book-entry ownership of shares of stock.

Section 5.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his duly authorized representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar. All certificates surrendered to the Corporation or its transfer agent for transfer shall be promptly canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VI

Miscellaneous

Section 6.1. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder, director or member of any committee under the provision of these Bylaws or by law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A Shareholder, director or member of a committee of the Corporation who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business at such meeting because the meeting is not lawfully called or convened.

Section 6.2. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and shall end on December 31 in each year.

Section 6.3. Voting Shares of Other Corporations. The Chairman of the Board or the President, in conjunction with two other members of the Executive Committee, are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation owned by the Corporation in person or by any person authorized by them, or any of them, to do so. Notwithstanding the foregoing, the Board of Directors, in its discretion, may designate by resolution any additional or other person to vote or represent said shares of other corporations.

Section 6.4. Seal. The seal of the Corporation shall be in such form as is approved by the Board of Directors by resolution, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary, any Assistant Secretary and any other officers authorized by the Board of Directors by resolution shall be empowered to use and attest the corporate seal on all documents.

Section 6.5. Registered Office. The registered office of the Corporation shall be 1101 Executive Boulevard, in the City of Chesapeake, Virginia 23320, or at such other place within the Commonwealth of Virginia as the Board of Directors shall, from time to time, determine by resolution.

Section 6.6. Other Offices. The Corporation shall have such office or offices at such place or places as the Board of Directors may from time to time determine by resolution or as the business of the Corporation may require.

Section 6.7. Compensation of Directors, Members of Committees of the Board of Directors and Officers. The compensation of the directors, members of committees of the Board of Directors and officers of the Corporation shall be fixed in such manner and on such basis as the Board of Directors shall, from time to time, determine by resolution.

Section 6.8. Amendments to Bylaws. The Shareholders may amend or repeal these Bylaws. The Board of Directors may amend or repeal these Bylaws except to the extent that (i) the Articles of Incorporation or the Act reserves that power exclusively to the Shareholders; or (ii) the Shareholders in amending, repealing or adopting a Bylaw expressly provide that the Board of Directors may not amend, repeal, or reinstate such Bylaw.